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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27509) pertaining to the 1992 Stock Option Plan and 1996 Directors' Stock Option Plan of Eco Soil Systems, Inc. of our report dated March 9, 1999, except for Note 4 and Note 8, as to which the date is March 31, 1999, with respect to the consolidated financial statements of Eco Soil Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

San Diego, California
April 7, 1999